UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

Conformis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 15, 2019

Dear Conformis, Inc. Stockholder:

We invite you to attend our 2019 Annual Meeting of Stockholders, or Annual Meeting, on Monday, April 29, 2019, beginning at 4:30 p.m., Eastern time, at the offices of Conformis, Inc., 600 Technology Park Drive, Billerica, Massachusetts 01821.

The notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the accompanying proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1, 2 and 3, as set forth in the proxy statement.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the internet at www.proxyvote.com. Internet distribution of our proxy materials conserves natural resources, lowers the cost of the Annual Meeting, and expedites receipt by stockholders. The matters to be acted upon at the 2019 Annual Meeting are also described in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that you will receive in the mail. Please give the proxy materials your careful attention.

You may vote via the internet or by telephone by following the instructions on your Notice of Internet Availability. In order to vote via the internet or by telephone, you must have the stockholder identification number which is provided in your Notice of Internet Availability. If you requested a proxy card by mail, you may vote by signing, voting and returning the proxy card in the postage-paid envelope provided. If you attend the Annual Meeting, you may vote at the meeting even if you previously returned your proxy card or voted via the internet or by telephone. Please review the instructions for each voting option described in the Notice of Internet Availability and in the proxy statement. Your prompt cooperation will be greatly appreciated.

Your vote is very important to us and to our business. Prior to the meeting we encourage all of our stockholders to review these proxy materials and vote your shares.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Conformis.

Sincerely,

Kenneth Fallon III
Chairman of the Board of Directors

Mark A. Augusti
President and Chief Executive Officer

Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Monday, April 29, 2019

To the Stockholders of Conformis, Inc.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Conformis, Inc., a Delaware corporation (the “Company”), will be held on Monday, April 29, 2019, beginning at 4:30 p.m., Eastern time, at the offices of the Company, 600 Technology Park Drive, Billerica, Massachusetts 01821. The purpose of the meeting is to consider and act upon the following matters:

1.	To elect three class I Directors of our Board of Directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.	To approve the 2019 Sales Team Performance-Based Equity Incentive Plan;
3.	To ratify the selection of Grant Thornton LLP as Conformis’ independent registered public accounting firm for the fiscal year ending December 31, 2019; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 28, 2019 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the internet at www.proxyvote.com. The matters to be acted upon at the Annual Meeting are described in the Notice of Internet Availability of Proxy Materials that you receive in the mail. Please give the proxy materials your careful attention.

In addition to their availability at www.proxyvote.com, this proxy statement and our 2018 annual report to stockholders are available for viewing, printing and downloading at ir.conformis.com.

By Order of the Board of Directors,

Patricia A. Davis
Chief Legal Officer and General Counsel

Billerica, Massachusetts
March 15, 2019

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON FEBRUARY 28, 2019 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE, OR BY MAIL, BY FOLLOWING THE INSTRUCTIONS SET FORTH HEREIN AND ON THE ACCOMPANYING PROXY CARD. IF YOU REQUESTED A PROXY CARD BY MAIL, NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Information About the Annual Meeting and Voting	1
Votes Required	2
CORPORATE GOVERNANCE	4
Board of Directors	4
Board Committees	8
Compensation Committee Interlocks and Insider Participation	9
Board Meetings and Attendance	9
Board Processes	10
Board Policies	11
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	15
Summary Compensation Table	16
Narrative Disclosure to Summary Compensation Table	16
Outstanding Equity Awards at Year End	19
Agreements with Named Executive Officers	20
Stock Option and Other Compensation Plans	24
401(k) Plan	28
Securities Authorized for Issuance under Equity Compensation Plans	28
DIRECTOR COMPENSATION	29
Summary Compensation Table	29
Director Compensation Arrangements	30
AUDIT-RELATED MATTERS	31
Audit Committee Report	31
Audit Fees and Services	31
Pre-Approval Policies and Procedures	31
MATTERS TO BE VOTED ON	32
Proposal 1: Election of Class I Directors	32
Proposal 2: To Approve the 2019 Sales Team Performance-Based Equity Incentive Plan	32
Proposal 3: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	41
OWNERSHIP OF COMMON STOCK	42
Section 16(a) Beneficial Ownership Reporting Compliance	44
OTHER MATTERS	45
Solicitation of Proxies	45
Householding of Annual Meeting Materials	45
Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders	45

CONFORMIS, INC.
600 Technology Park Drive
Billerica, MA 01821

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, APRIL 29, 2019

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Conformis, Inc. (“Conformis,” “we” or “us”) for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 29, 2019, beginning at 4:30 p.m., Eastern time, at our offices , 600 Technology Park Drive, Billerica, Massachusetts 01821, and at any adjournment or postponement thereof. On February 28, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 67,916,658 shares of our common stock, par value $0.00001 per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)	You may vote over the internet. You may vote your shares by following the “Vote by Internet” instructions on the accompanying proxy card. If you vote over the internet, you do not need to vote by telephone or complete and mail your proxy card.
(2)	You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the internet or complete and mail your proxy card.
(3)	You may vote by mail. If you requested a proxy card by mail, you may vote by completing, dating and signing the proxy card delivered and promptly mailing it in the postage-paid envelope provided. If you vote by mail, you do not need to vote over the internet or by telephone.
(4)	You may vote in person. If you hold your shares of Conformis through a bank, broker or other financial intermediary you will need to obtain a legal proxy to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the accompanying proxy card by 11:59 p.m., Eastern time, the day before the Annual Meeting;
•	if you requested a proxy card by mail, by signing such proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;
•	if you requested a proxy card by mail, by signing such proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

•	giving our General Counsel a written notice before or at the Annual Meeting that you want to revoke your proxy; or
•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Grant Thornton LLP as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote your shares with respect to that proposal even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class I directors (Proposal 1) and the approval of the 2019 Sales Team Performance-Based Equity Incentive Plan (Proposal 2) are “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1 and 2, your brokerage firm will not vote your shares with respect to that proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name and you plan to attend the Annual Meeting in person, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (February 28, 2019) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: To Elect Three Class I Directors. The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: To Approve the 2019 Sales Team Performance-Based Equity Incentive Plan. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for approval of the 2019 Sales Team Equity Incentive Plan.

Proposal 3: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

This proxy statement, the accompanying proxy card and our 2018 annual report to stockholders were first made available to stockholders on or about March 15, 2019.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
to Be Held on April 29, 2019:
This proxy statement and our 2018 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended
December 31, 2018, are available at www.Conformis.com
for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Conformis, Inc. 600 Technology Park Drive, Billerica, MA 01821, Attention: Investor Relations, Telephone: (781) 345-9001.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

Set forth below are the names of and certain biographical information about each member of our board of directors as of March 15, 2019. The information presented includes each director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in “Board Processes-Director Nomination Process.”

Name	Age	Position(s)
Mark A. Augusti	53	President and Chief Executive Officer and Director
Carrie Bienkowski	47	Director
Kenneth Fallon III(2)(3)	79	Director and Chairman of the Board of Directors
Philip W. Johnston(3)	73	Director
Bradley Langdale(1)(2)	53	Director
Richard Meelia(1)(2)	69	Director
Michael Milligan(1)(3)	54	Director
(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Mark Augusti has served as our President and Chief Executive Officer and a Director since November 2016. Prior to joining Conformis, Mr. Augusti was Integra LifeSciences Corporation’s corporate vice president, and president of Orthopedics and Tissue Technologies. Mr. Augusti was responsible for the management of the Orthopedics and Tissue Technologies global division, which includes extremity implants, tissue products, and the Private Label business. His responsibilities included U.S. commercial leadership, global portfolio management, evaluation of corporate development opportunities and overall strategic direction. Prior to joining Integra in 2014, Mr. Augusti served as chief executive officer at Bioventus LLC from May 2012 to August 2013, and was a member of Bioventus’ board of directors during the same period. Prior to that, Mr. Augusti spent nine years with Smith & Nephew from April 2003 to April 2012 in a series of leadership roles, including President of Smith & Nephew’s Biologic Division, where he was appointed to lead Smith & Nephew’s new biologics initiative. He also served as Smith & Nephew’s president of the Orthopaedic Trauma & Clinical Therapies global business and senior vice president and general manager of the Trauma business. From 1987 to 2000, he spent 13 years at GE Medical Systems, where he held various sales, marketing and strategic management roles, both in the U.S. and internationally. Mr. Augusti received his M.B.A. from the UCLA Anderson School of Management, and his B.S. in Computer Science and Economics from Duke University. We believe that Mr. Augusti is qualified to serve on our board of directors due to his extensive management, medical technology and business experience. Our board of directors nominated Mr. Augusti to stand for election as a class I director at the Annual Meeting. If elected, Mr. Augusti’s term as a class I director will expire at our 2022 Annual Meeting of Stockholders.

Carrie Bienkowski has served as a member of our board of directors since July 31, 2018. Since 2014, Ms. Bienkowski has served as Chief Marketing Officer of Peapod, LLC. Prior to joining Peapod, Ms. Bienkowski served as the Head of Buyer Experience for eBay Inc.’s Fashion vertical in the European markets. From 2002 to 2009, at C&E Advisory in London, Ms. Bienkowski counseled businesses and brands including L’Oreal, Sky Media, HSBC, Boots Pharmacy and Vodafone in sustainability strategies. Earlier in her career, Ms. Bienkowski spent nearly a decade at Procter & Gamble, where she served in various brand management roles. Ms. Bienkowski received her degree in finance and business economics from the University of Notre Dame. We believe that Ms. Bienkowski is qualified to serve on our board of directors due to her extensive experience in e-commerce, strategic business planning, new product development, customer experience strategy and brand management. Our board of directors nominated Ms. Bienkowski to stand for election as a class I director at the Annual Meeting. If elected, Ms. Bienkowski’s term as a class I director will expire at our 2022 Annual Meeting of Stockholders.

Kenneth Fallon III has served as a member of our board of directors since January 2005, and has served as Chairman of our board of directors since February 2015. Mr. Fallon retired from active employment in March 2003. From time to time between March 2004 to June 2009, Mr. Fallon served as an advisor to Kairos Partners, an investment firm. Mr. Fallon retired as the chairman of the board of Axya Medical, Inc., a medical device company, in March 2003. Prior to that, Mr. Fallon also served as the chief executive officer of Axya Medical, Inc.; as president of the surgical business at Haemonetics Corporation, a manufacturer of blood processing technology; as chief executive officer and chairman of the board of UltraCision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments; as president and chief executive officer of American Surgical Technologies Corporation, a company that manufactures laparoscopic viewing systems; as president, U.S. operations of Zimmer, Inc., a joint replacement company and then a subsidiary of Bristol-Myers Squibb Company; as president of Zimmer’s Orthopaedic Implant Division and as its vice president of marketing and positions of significant responsibility with the Codman and Orthopaedic Divisions of Johnson & Johnson, a global healthcare company. Mr. Fallon also served as a member of the board of directors of Osteotech, Inc., a company that produces bone graft materials for spinal procedures, from 1995 to 2010, including serving as chairman from April 2005 to August 2010, until it was acquired by Medtronic, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and an M.B.A. from Northeastern University. We believe that Mr. Fallon is qualified to serve on our board of directors due to his experience in the medical device industry, particularly his experience serving as the chief executive officer and a member of the board of directors of several medical device companies.

Philip W. Johnston has served as a member of our board of directors since May 2017. Mr. Johnston is the president and founder of Philip W. Johnston Associates, LLC, a communications and public affairs consulting firm. Prior to establishing his firm in 1996, Mr. Johnston served in senior positions in the Massachusetts legislature, the Massachusetts State cabinet, and the United States government. Mr. Johnston served five consecutive terms as an elected State Representative from the Fourth Plymouth District of Massachusetts. From 2000 to 2007, Mr. Johnston served as chair of the Massachusetts Democratic Party. From 1992 to 1996, Mr. Johnston served as the New England administrator of the U.S. Department of Health and Human Services. In 1991, Mr. Johnston served as the executive director of the Robert F. Kennedy Human Rights organization. In 1984, Mr. Johnston was appointed to serve as the Secretary of Health and Human Services in Massachusetts, administering 17 state agencies in the health and human services field. Since 1998, Mr. Johnston has served on the board of Directors of Blue Cross Blue Shield of Massachusetts. Since 2012, Mr. Johnston has served as the chair of the board of the Blue Cross Blue Shield of Massachusetts Foundation, which provides grants to Massachusetts nonprofit organizations that work in the healthcare field on behalf of low-income citizens. Since 2007, Mr. Johnston has served as a member of the board of trustees of the University of Massachusetts, and he chaired the search committee for a new Chancellor at the University of Massachusetts Medical School. Mr. Johnston is currently the vice chair of the University of Massachusetts Building Authority board of directors, and the vice chair of the University of Massachusetts Foundation. Mr. Johnston is currently the board chair of the Massachusetts Health Policy Forum, and serves as a member of the boards of the Robert F. Kennedy Center for Justice and Human Rights, the Carroll Center for the Blind, the Tramuto Foundation, along with the advisory board for the Kenneth B. Schwartz Center and the Advisory Board of the Taubman Center for State and Local Government at the Harvard Kennedy School. In addition, Mr. Johnston is a trustee of the Franklin D. Roosevelt Presidential Library and Museum in Hyde Park, New York. Mr. Johnston founded and currently serves on the advisory board of the Robert F. Kennedy Children’s Action Corps, one of the top juvenile justice and social services agencies in the country. Mr. Johnston received a B.A. from the University of Massachusetts at Amherst, a M.A. from the John F. Kennedy School of Government at Harvard University and honorary degrees from the University of Massachusetts Boston, Bridgewater State College, and Curry College. We believe that Mr. Johnston is qualified to serve on our board of directors due to his extensive leadership and directorship experience in the field of healthcare management.

Bradley Langdale has served as a member of our board of directors since May 2008. From February 1996 until his retirement from active employment in December 2007, Mr. Langdale served in various roles at Masimo Corporation, a noninvasive monitoring technology company, including executive vice president, chief financial officer and executive vice president, chief marketing officer. From November 2015 until August 2018, Mr. Langdale served as a Director of Neurorecovery Technologies, Inc., a medical technology company focused on the design and development of devices and applications to help restore function and movement in patients with paralysis. In addition, Mr. Langdale previously served as director of finance for CareLine, Inc., an emergency medical services provider; manager of financial forecasting for Sunrise Company, a private real estate development company; and as a senior accountant for Price Waterhouse & Company LLP (now PricewaterhouseCoopers LLP), a global professional services organization. Mr. Langdale is a Certified Public Accountant and has a B.A. in Economics/Business from the University of California, Los Angeles. We believe that Mr. Langdale is qualified to serve on our board of directors due to his extensive management, accounting and business experience.

Richard Meelia has served as a member of our board of directors since June 2015. Since July 2011, Mr. Meelia has served as a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. From July 2007 to July 2011, Mr. Meelia served as president and chief executive officer of Covidien plc, a global healthcare products company, which was formerly known as Tyco Healthcare a division of Tyco International Ltd., a healthcare and security company. From January 1995 through its separation from Tyco International in June 2007, Mr. Meelia served as the president of Tyco Healthcare. From January 1991 to January 1995, Mr. Meelia served as the group president of Kendall Healthcare Products Company, a medical products manufacturer and the foundation of the Tyco Healthcare business. Since July 2011, Mr. Meelia has served as chairman of the board of directors of Haemonetics Corporation, a global provider of blood and plasma supplies and services. He also currently serves as chairman of the board of Apollo Endosurgery Inc., a public company focused on the development of devices that advance therapeutic endoscopy, and as a member of several charitable boards, including Tufts Medical Center and St. Anselm College. In addition, Mr. Meelia served as chairman of the board of directors of Covidien plc from October 2008 to March 2012. Mr. Meelia has a B.A. from Saint Anselm College and an M.B.A. from Boston College. We believe Mr. Meelia is qualified to serve on our board of directors due to his years of leadership experience in the global healthcare industry. Our board of directors nominated Mr. Meelia to stand for election as a class I director at the Annual Meeting. If elected, Mr. Meelia’s term as a class I director will expire at our 2022 Annual Meeting of Stockholders.

Michael Milligan has served as a member of our board of directors since November 2011. Since October 2002, Mr. Milligan has served as president and chief executive officer at Axel Johnson Inc., a private industrial and investment company. Prior to joining Axel Johnson Inc., Mr. Milligan spent 17 years as a partner and member of the board of directors of Monitor Group, a global consulting and merchant banking firm. In addition, Mr. Milligan is chairman of the board of directors of Sprague Resources L. P., a supplier of energy and materials handling services in the Northeast United States and is a member of the board of directors of Cadence Inc., a supplier of advanced products, technologies and services to medical, life science, automotive, and industrial companies, Decisyon Inc., an enterprise software company, Kinetico Incorporated, a residential and commercial water treatment systems provider, Parkson Corporation, a provider of engineered solutions for municipal and industrial water treatment, and Walk2Campus Holdings, LLC, a real estate investment company providing student housing in proximity to public universities. Mr. Milligan has an A.B. from Bowdoin College and an M.B.A. from Harvard University. We believe that Mr. Milligan is qualified to serve on our board of directors due to his extensive business and investment experience across a broad range of disciplines and industry sectors.

Board Composition

In accordance with the terms of our restated certificate of incorporation and amended and restated by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Messrs. Augusti and Meelia and Ms. Bienkowski for election as class I directors, each to hold office until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.

Prior to the Annual Meeting, the members of the classes are follows:

•	the class I directors are Mark Augusti, Carrie Bienkowski and Richard Meelia, and their terms will expire at the 2019 Annual Meeting of Stockholders;
•	the class II directors are Philip W. Johnston and Michael Milligan, and their terms will expire at the 2020 Annual Meeting of Stockholders; and

•	the class III directors are Kenneth Fallon III and Bradley Langdale, and their terms will expire at the 2021 Annual Meeting of Stockholders.

Mr. Fallon serves as the Chairman of the board of directors.

The board of directors knows of no reason why any of the nominees for director at the Annual Meeting would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee.

Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Our restated certificate of incorporation as amended and our amended and restated by-laws provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of director’s leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our chairman of the board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. The board of directors has not appointed a lead independent director. Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates certain responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of directors’ proceedings.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In 2019, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our current directors, with the exception of Mr. Augusti, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors also determined that Bradley Langdale, Richard Meelia and Michael Milligan, who currently constitute our audit committee, and Kenneth Fallon III, Bradley Langdale and Richard Meelia, who constitute our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the charters of each of these committees are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.

Audit Committee

Prior to the Annual Meeting, the members of our audit committee are Bradley Langdale, Richard Meelia and Michael Milligan. Mr. Langdale is the chair of the audit committee. Contingent upon his re-election as a class I director at the Annual Meeting, Mr. Meelia will remain a member of the audit committee.

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Langdale is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met five times during 2018.

Compensation Committee

The members of our compensation committee are Kenneth Fallon III, Bradley Langdale and Richard Meelia. Mr. Langdale is the chair of the compensation committee. Contingent upon his re-election as a class I director at the Annual Meeting, Mr. Meelia will remain a member of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by our board of directors, our Chief Executive Officer’s compensation as well as the compensation of our other executive officers;
•	overseeing the evaluation of our Chief Executive Officer;
•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;
•	reviewing and making recommendations to our board with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis;”
•	reviewing and approving disclosure to the extent such disclosure is required by SEC rules; and
•	preparing the compensation committee report if and to the extent required by SEC rules.

The compensation committee met seven times during 2018.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Kenneth Fallon III, Philip Johnston and Michael Milligan. Mr. Fallon is the chair of the nominating and corporate governance committee.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board;
•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	developing and recommending to our board corporate governance principles; and
•	overseeing a periodic evaluation of our board.

The nominating and corporate governance committee met three times during 2018.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Kenneth Fallon III, Bradley Langdale, and Richard Meelia. None of our directors who sat on our compensation committee in 2018 is an officer or employee of Conformis, Inc., nor have they ever been an officer or employee of Conformis, Inc. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve or served as members of our board of directors or our compensation committee in 2018.

Board Meetings and Attendance

Our board of directors met 12 times during 2018. During 2018, each of Mark Augusti, Kenneth Fallon III, Bradley Langdale, Richard Meelia and Michael Milligan attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he then served. Philip Johnston attended 67% of the aggregate of the number of 2018 board meetings and attended 100% of the meetings held by the committee of the board on which he then served. Carrie Bienkowski attended at least 75% of the aggregate number of 2018 board meetings since her election to the board of directors in July 2018.

Our directors are expected, but not required, to attend our annual meetings of stockholders. In 2018, Messrs. Augusti and Fallon attended the Annual Meeting of Stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate new director candidates for potential nomination may include the use of a search firm to assist us in identifying qualified directors and may also include requests to board members and others for recommendations. Our nominating and corporate governance committee also evaluates the performance of our board and its committees, including the performance of existing directors being considered for re-election. Our nominating and corporate governance committee considers many factors including biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “Corporate Governance Guidelines.” Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

The nominee biographies under “Board of Directors-Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our director nominees that led our nominating and corporate governance committee and our board to conclude each of the nominees should serve as a director of Conformis. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our General Counsel at Conformis, Inc., Attention: General Counsel, 600 Technology Park Drive, Billerica, MA 01821. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters-Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our Board is committed to strong corporate governance, which we believe helps promote the long-term interests of Conformis and our stockholders. We seek a collaborative approach to stockholder issues that affect our business and to help ensure that our stockholders see our governance practices as well-structured. For example, our management contacted various of our large stockholders to seek insights into their views on our corporate governance and executive compensation practices, and on our overall company performance. Recently, members of our senior management engaged in discussions with 12 of our largest stockholders, representing approximately 29% of our total ownership, regarding our potential consideration of a plan similar to the one presented in Proposal 2. As a general matter, the stockholders we spoke with expressed a willingness to support an equity incentive plan which would provide direct and independent sales representatives, including those representatives that distribute our products on our behalf, with performance-based equity awards, in that it could help increase sales of our products.

Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our General Counsel at Conformis, Inc., Attention: General Counsel, 600 Technology Park Drive, Billerica, MA 01821 or by calling (781) 345-9001. Additional information about contacting Conformis is posted under the heading “IR Contacts” on the Investor Relations section of our website, which is located at ir.conformis.com.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Kenneth Fallon III, Chairman of the Board, c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our Company;
•	except as may otherwise be permitted by the Nasdaq Marketplace Rules, a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new officers and directors may participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our nominating and corporate governance committee will oversee a periodic self-evaluation of the board to determine whether the board and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com.

Board Policies

Related-Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our Chief Financial Officer or General Counsel. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between audit committee meetings, subject to ratification by the committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related-person transaction;
•	the approximate dollar value of the amount involved in the related-person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-person transaction; and
•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and
•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Other than the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, set forth below is a description of transactions since January 1, 2018 to which we were or will be a party, and in which

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Registration Rights Agreement with Certain Stockholders

In June 2015, we entered into an amended and restated information and registration rights agreement, which we refer to as the Registration Rights Agreement, with holders of our preferred stock prior to the conversion of our preferred stock into common stock immediately following the closing of our initial public offering in July 2015, including some of our 5% stockholders and their affiliates and entities affiliated with our directors. The Registration Rights Agreement provides these holders the right, subject to certain limitations, to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Subject to specified limitations set forth in the Registration Rights Agreement, the holders of at least 25% of the then outstanding registrable shares may at any time demand in writing that we register all or a portion of the registrable shares under the Securities Act on Form S-3 for an offering of at least 25% of the then outstanding registrable shares having an anticipated aggregate offering price to the public, net of selling expenses, of at least $5 million, which we refer to as a Resale Registration Statement. We are not obligated to effect a registration pursuant to a Resale Registration Statement on more than one occasion.

If we propose to file a registration statement to register any of our common stock under the Securities Act in connection with a public offering of such common stock, other than pursuant to certain specified registrations, the holders of our registrable shares are entitled to notice of registration and, subject to specified exceptions, including market conditions, we will be required, upon the holder’s request, to register their then held registrable shares. In the event that any registration in which the holders of registrable shares participate pursuant to our Registration Rights Agreement is an underwritten public offering, we agree to enter into an underwriting agreement for such offering.

Other than these registration rights described above, the rights granted to holders of our preferred stock under the Registration Rights Agreement terminated upon the closing of our initial public offering.

Revenue Sharing Agreement with Dr. Lang

In September 2011, we entered into an amended and restated revenue sharing agreement (“A&R Revenue Sharing Agreement”) with Philipp Lang, M.D., our former Chief Executive Officer and Director, which amended and restated a similar agreement entered into in 2008 when Dr. Lang stepped down as chair of our scientific advisory board and became our Chief Executive Officer. This A&R Revenue Sharing Agreement provides that we will pay Dr. Lang on an annual basis, except as reduced as described below, 1.33% of our net revenues up to and including $125 million and 1.1667% of our net revenues in excess of $125 million with respect to our iTotal CR, iTotal PS, Conformis Hip System, as well as certain other knee, hip and shoulder replacement products and related instrumentation that we may develop in the future. This A&R Revenue Sharing Agreement also provides that we will pay Dr. Lang on an annual basis, except as reduced as described below, 1.0% of our net revenues up to and including $125 million and 0.875% of our net revenues in excess of $125 million with respect to our iUni and iDuo products, as well as certain other knee replacement or resurfacing products, modifications to any of our knee, hip or shoulder products made by us with Dr. Lang’s assistance in the future and patient-specific, non-revision-implant instrumentation we may develop in the future. Our obligation to pay Dr. Lang applies to those of our products that are covered by a valid claim of a patent assigned to us in the country in which we sell those products and on which Dr. Lang is a named inventor. Our payment obligations expire on a product-by-product basis on the last to expire patent owned by us on which Dr. Lang is a named inventor and that has a claim covering the applicable product. These payment obligations survived termination of Dr. Lang’s employment with us and the expiration of his term as a director. We incurred $693,890 in revenue share expense for Dr. Lang for the year ended December 31, 2018. Beginning in June 2018, we raised concerns with Dr. Lang relating to the A&R Revenue Sharing Agreement and have been seeking to enter into discussions with Dr. Lang concerning the scope of the A&R Revenue Sharing Agreement. In October 2018, we requested that Dr. Lang provide consulting services to us as contemplated by the A&R Revenue Sharing Agreement. He failed, however, to respond to our request and, as a result, beginning in October 2018, the revenue share percentage rate owed to Dr. Lang has been reduced by 50% within the scope of his agreement. Dr. Lang may agree in the future to provide consulting services under the A&R Revenue Sharing Agreement and, in such case, the revenue share percentage rate would be increased back to the original rate. In addition, we recently notified Dr. Lang of revenue share overpayments we made to him prior to 2018, and the resulting credits that we will apply against future revenue share payments owed to him, including a full credit of the amount owed to him for sales made in 2018. Dr. Lang may disagree with our interpretation of the terms of the A&R Revenue Sharing Agreement which may lead to a dispute, including potential litigation.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at ir.conformis.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

The following table sets forth information regarding certain of our executive officers as of March 15, 2019:

Name	Age	Position(s)
Mark Augusti	53	President and Chief Executive Officer and Director
Paul Weiner	54	Chief Financial Officer and Treasurer
Patricia A. Davis	53	Chief Legal Officer, General Counsel and Corporate Secretary

In addition to the biographical information for Mark Augusti, which is set forth above under “Board of Directors-Members of Our Board of Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our board of directors.

Paul Weiner has served as our Chief Financial Officer and Treasurer since April 2014. Prior to joining us, Mr. Weiner spent 18 years at Palomar Medical Technologies, Inc., or Palomar, a company engaged in research, development, manufacturing and sales of medical laser devices for aesthetic treatments, prior to its acquisition by Cynosure, Inc., now a division of Hologic, Inc. He served in a number of roles at Palomar, including corporate controller, vice president of finance and, finally, chief financial officer, a position he held for 11 years. Prior to Palomar, Mr. Weiner was the chief financial officer at Hygenetics Environmental Services, Inc., an environmental consulting company, and worked in public accounting for Ernst & Young and Wolf & Company. Mr. Weiner is a Certified Public Accountant and has a B.S. in Accounting from Bryant University.

Patricia Davis, JD has served as our Chief Legal Officer, General Counsel and Corporate Secretary since March 2018. Prior to joining us, Ms. Davis was the general counsel and corporate secretary of Mevion Medical Systems. Before joining Mevion, she was senior vice president, general counsel, and secretary of Cynosure. She served in a similar position for 12 years at Palomar before it was acquired by Cynosure. Ms. Davis has also held roles as senior patent counsel at Boston Scientific Corporation and legal associate at Fish & Richardson, P.C. Prior to law school, Ms. Davis worked as a hardware design engineer at Digital Equipment Corporation. She has a Bachelor of Science in Electrical Engineering from Northeastern University and a Juris Doctorate from Suffolk University Law School.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2018 were as follows: Mark Augusti, our President and Chief Executive Officer; Paul Weiner, our Chief Financial Officer; and Patricia Davis, our Chief Legal Officer, General Counsel and Corporate Secretary.

As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2018 and December 31, 2017.

Name and principal position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation($)(3)		Total ($)
Mark Augusti(4) President and Chief Executive Officer	2018	535,600		124,045	461,458	0	0	110,438	(5)	1,231,541
	2017	520,000		120,156	838,570	486,635	0	112,718	(6)	2,078,079
Paul Weiner Chief Financial Officer and Treasurer	2018	362,351		55,947	230,729	0	0			649,027
	2017	350,097		53,930	359,615	243,317	0			1,006,959
Patricia Davis(7) Chief Legal Officer, General Counsel and Secretary	2018	268,750	(9)	33,196	203,413	95,167	0			600,526
(1)	The aggregate amounts reported in the “Bonus” column represent bonuses earned, if any, with respect to the applicable fiscal year. With respect to our 2017 and 2018 Cash Bonus Award Programs, stock awards were made in lieu of cash annual bonus payments. In addition, the amounts reported with respect to Mr. Augusti also include a one-time signing bonus of $200,000 paid in 2017.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimates of forfeitures. See Note M to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 7, 2019, regarding assumptions underlying the valuation of equity awards.
(3)	We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, such as for recruitment purposes. In addition, our named executive officers are eligible to receive the same employee benefits that are generally available to all our full-time employees, and do not receive additional health, welfare or retirement benefits.
(4)	Mr. Augusti has served as a member of our board of directors since November 2016 but does not receive any additional compensation for his service as a director.
(5)	Such amount includes $98,140 in residency expenses that we paid in respect of Mr. Augusti.
(6)	Such amount includes $107,018 in residency expenses that we paid in respect of Mr. Augusti.
(7)	Ms. Davis joined us on March 5, 2018 and had an annualized base salary of $325,000, which was prorated in 2018.

Narrative Disclosure to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, the compensation committee then recommends to our board of directors the compensation for each executive officer and our Chief Executive Officer, including equity-based awards. The compensation committee has the authority to approve the cash compensation of our executive officers, but has historically made recommendations to our board of directors regarding such compensation. Our board of directors, without members of management present, discusses the compensation committee’s recommendations and ultimately approves the compensation of our executive officers, including our Chief Executive Officer. In February 2017, we engaged Frederic W. Cook & Co. (“FW Cook”) as our independent compensation consultant to review our executive compensation peer group and program design and assess our executives’ compensation relative to comparable companies.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In 2018, we paid base salaries of $535,600 to Mr. Augusti, $362,351 to Mr. Weiner and $325,000 to Ms. Davis. Ms. Davis’s employment began on March 5, 2018 and, as a result, the amount shown in the “Salary” column of the Summary Compensation Table for 2018 reflects payments made to her from the period between March 5, 2018 and December 31, 2018. In 2017, we paid base salaries of $520,000 to Mr. Augusti and $350,097 to Mr. Weiner.

Our board of directors has, in its discretion, awarded cash bonuses and granted equity awards in the form of restricted stock or stock options as bonuses to our executive officers from time to time in the past, and may award cash bonuses and grant equity awards as bonuses to our executive officers in the future.

As part of our annual compensation-setting process, in February 2017, based on a recommendation from our compensation committee, our board of directors approved an employee incentive compensation plan for the 2017 calendar year, or the 2017 Incentive Plan. Under the 2017 Incentive Plan, certain employees, including our named executive officers, were eligible to earn a cash bonus based on a percentage of their annual base salary. Each of our named executive officers was eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows: Mr. Augusti: 75% and Mr. Weiner: 50%. The cash bonus was based on a combination of financial and individual performance in 2017, including achieving revenue and gross margin performance targets, and, subject to performance under the 2017 Incentive Plan, any cash bonus was to be paid on or before March 15, 2018. The determination of whether a bonus would be granted to any employee, and the amount of any such bonus, would also be determined by the board of directors in its sole discretion.

In May 2017, based on a recommendation from our compensation committee, our board of directors granted to our executive officers restricted shares of the Company’s common stock as follows: Mr. Augusti: 95,602 shares of common stock and Mr. Weiner: 47,801 shares of common stock, with 25% of the shares vesting on each of the next four successive anniversaries of the grant date of May 15, 2017, subject Mr. Augusti’s and Mr. Weiner’s continued service to the Company and further subject to their employment agreements, the 2015 Plan and the Company’s standard form restricted stock agreement. Also in May 2017, based on a recommendation from our compensation committee, our board of directors granted to our executive officers incentive stock options for shares of the Company’s common stock as follows: Mr. Augusti: 190,114 stock options and Mr. Weiner: 95,057 stock options, with such stock options vesting in equal monthly installments commencing on June 15, 2017 through May 15, 2021, subject Mr. Augusti’s and Mr. Weiner’s continued service to the Company and further subject to their employment agreements, the 2015 Plan and the Company’s standard form incentive stock option agreement.

In August 2017, based on a recommendation from our compensation committee, our board of directors granted to our executive officers restricted shares of the Company’s common stock as follows: Mr. Augusti: 100,000 shares of common stock and Mr. Weiner: 33,000 shares of common stock, with such shares vesting over a four year period, with 25% of the shares vesting on each of the next four successive anniversaries of the grant date of August 8, 2017, subject Mr. Augusti’s and Mr. Weiner’s continued service to the Company and further subject to his employment agreement, the 2015 Plan and the Company’s standard form restricted stock agreement.

In December 2017, the compensation committee evaluated the Company’s performance and the performance of the executive officers in 2017 and recommended to the board of directors that, in lieu of cash bonuses under the 2017 Incentive Plan, shares of the Company’s common stock be issued to executive officers in an amount equivalent to 40% of the performance targets as follows: Mr. Augusti: 48,844 shares of common stock and Mr. Weiner: 21,923 shares of common stock (“2017 Incentive Shares”). The 2017 Incentive Shares were fully vested as of the date of grant, or December 18, 2017. No cash payments were made under our 2017 Incentive Plan.

As part of our annual compensation-setting process, in February 2018, based on a recommendation from our compensation committee, our board of directors approved, an employee incentive compensation plan for the 2018 calendar year, or the 2018 Incentive Plan. Under the 2018 Incentive Plan, certain employees, including our named executive officers, were eligible to earn a cash bonus based on a percentage of their annual base salary.

Each of our named executive officers was eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows: Mr. Augusti: 75%; Mr. Weiner: 50%; and Ms. Davis: 40%. The cash bonus was to be based a combination of financial and individual performance in 2018, including achieving revenue and gross margin performance targets, and, subject to performance under the 2018 Incentive Plan, any cash bonus was to be paid on or before March 15, 2019. The determination of whether a bonus would be granted to any employee, and the amount of any such bonus, would also be determined by the board of directors in its sole discretion.

In March 2018, pursuant to her employment agreement, the board granted to Ms. Davis an incentive stock option to purchase 132,065 shares of the Company’s common stock with 25% of the shares vesting on the first anniversary of the grant date of March 5, 2018 and ratably on a monthly basis thereafter over the following three years. Also in connection with her employment agreement, the board granted to Ms. Davis 70,561 restricted shares of the Company’s common stock, with 25% of the shares vesting on each of the next four successive anniversaries of the grant date of March 5, 2018. Both of these equity grants are subject to Ms. Davis’ continued service to the Company and further subject to her written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form incentive stock option agreement and restricted stock agreement, respectively.

On March 14, 2018, based on a recommendation from our compensation committee, the board of directors approved an annual salary for 2018 for Mr. Augusti of $535,600 and for Mr. Weiner of $362,351; and for Ms. Davis $325,000.

In May 2018, based on a recommendation from our compensation committee, our board of directors granted restricted shares of the Company’s common stock to certain employees, including our named executive officers, as follows: Mr. Augusti: 331,984 shares of common stock; Mr. Weiner: 165,992 shares of common stock; and Ms. Davis: 77,809 shares of common stock with such shares vesting over a four year period, with 25% of the shares vesting on each of the next four successive anniversaries of the grant date of May 7, 2018, subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement.

In December 2018, following an evaluation of the Company’s performance and the performance of the executive officers in 2018, to conserve the Company’s cash, our compensation committee granted restricted shares of the Company’s common stock, in lieu of cash bonuses, to certain employees, including the Company’s executive officers, in an amount equivalent to meeting 60% of the performance targets in the 2018 Incentive Plan, limited by a price per share of $0.75, as follows: Mr. Augusti: 321,360 shares of common stock; Mr. Weiner: 144,940 shares of common stock; and Ms. Davis: 86,001 shares of common stock (“2018 Incentive Shares”). The 2018 Incentive Shares vest over a two-year period, with 25% of the shares vesting on each of the next four successive six month anniversaries of the grant date of January 2, 2019. For motivational and retention purposes, the compensation committee also provided an annual grant of restricted shares of the Company’s common stock to certain employees, including the Company’s executive officers as follows: Mr. Augusti: 245,334 shares of common stock; Mr. Weiner: 122,667 shares of common stock; and Ms. Davis: 115,000 shares of common stock (“2019 Annual Shares”). The 2019 Annual Shares vest over a three-year period, with 34% of the shares vesting on the 12 month anniversary of the grant date of January 2, 2019 and 33% of the shares vesting on each of the next two 12 month anniversaries of the grant date. Both of the 2018 Incentive Shares and the 2019 Annual shares are subject to the employee’s continued service to the Company and further subject to any written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form restricted stock agreement. No cash payments were made under our 2018 Incentive Plan.

As part of our annual compensation-setting process, in February 2019, based the recommendation of our compensation committee, our board of directors approved, an employee incentive compensation plan for the 2019 calendar year, or the 2019 Incentive Plan. Under the 2019 Incentive Plan, certain employees, including our named executive officers, are eligible to receive an annual cash bonus based on a percentage of their annual base salary. Each of our named executive officers is eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows: Mr. Augusti: 75%; Mr. Weiner: 50%; and Ms. Davis: 40%. The cash bonus is based a combination of financial and individual performance in 2019, including achieving revenue, gross margin and operating expense performance targets, and, subject to performance under the 2019 plan, any cash bonus will be paid on or before March 15, 2020. It is anticipated that any cash bonus under the 2019 Incentive Plan will be paid in restricted shares of the Company’s common stock, in lieu of cash. The determination of whether a bonus will be granted to any employee, the amount of any such bonus and whether such bonus will be paid in cash or equity, will be determined by the board of directors in its sole discretion.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding stock options and unvested restricted stock held by our named executive officers as of December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Mark Augusti President and Chief Executive Officer	89,581	89,597	(1)	8.78		12/2/2026	22,375	(2)	8,010	(2)
	75,253	114,861	(3)	5.10		5/15/2027	71,702	(4)	25,669	(4)
							75,000	(5)	26,850	(5)
							331,984	(6)	118,850	(6)
Paul Weiner Chief Financial Officer	237,958	—		8.96	(7)	8/3/2024	2,720	(8)	974	(8)
	37,625	57,431	(3)	5.10		5/15/2027	13,889	(9)	4,972	(9)
							35,851	(4)	12,835	(4)
							24,750	(5)	8,861	(5)
							165,992	(6)	59,425	(6)
Patricia Davis Chief Legal Officer	—	132,065	(10)	1.35		3/14/2028	70,561	(11)	25,261	(11)
							95,602	(6)	27,856	(6)
(1)	The stock option has a vesting start date of December 2, 2016 and 25% of the total number of shares will vest and become exercisable after one year and the remainder vesting in equal monthly installments over a three-year period.
(2)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on December 2, 2017 and with the remainder vesting annually thereafter through December 2, 2020.
(3)	The stock option has a vesting start date of May 15, 2017 and will vest and become exercisable in equal monthly installments over a four year period.
(4)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 15, 2018 and with the remainder vesting annually thereafter through May 15, 2021.
(5)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on August 8, 2018 and with the remainder vesting annually thereafter through August 8, 2021.
(6)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on May 7, 2019 and with the remainder vesting annually thereafter through May 7, 2022.
(7)	The original exercise price was $10.96 and was later amended to $8.96.
(8)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on October 15, 2016 and with the remainder vesting annually thereafter through October 15, 2019.
(9)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on February 3, 2017 and with the remainder vesting annually thereafter through February 3, 2020.
(10)	The stock option has a vesting start date of March 5, 2018 and to 25% of the total number of shares will vest and become exercisable after one year and the remainder vesting in equal monthly installments over a three-year period.
(11)	The shares of restricted stock underlying this award vest in four equal annual installments, with 25% vesting on March 5, 2019 and with the remainder vesting annually thereafter through March 5, 2022.
(12)	The value of the awards reflected in the table is based on the $0.358 per share trading price of the Company’s common stock on December 31, 2018, the final trading day of fiscal year 2018.

Agreements with Named Executive Officers

We have employment agreements with each of our named executive officers that prohibit the executive from disclosing confidential information and from competing with us during the term of their employment and for a specified time thereafter, where permitted under applicable law, and that provides for the assignment of intellectual property rights to us.

Mark Augusti

We entered into an employment agreement, dated October 19, 2016, with Mark Augusti and on December 2, 2016 the board of directors approved an amendment and restatement of that agreement (as amended and restated, the “Augusti Employment Agreement”) which sets forth certain terms of Mr. Augusti’s employment. Pursuant to the terms of the Augusti Employment Agreement, Mr. Augusti receives an annual base salary that was initially $520,000 and, thereafter, subject to increase (but not decrease) from time to time as determined by the board of directors. In addition, Mr. Augusti received a one-time signing bonus of $200,000 and he is eligible to receive an annual target performance bonus of 75% of his annual base salary. The actual performance bonus payment is discretionary and will be subject to the board of director’s assessment of Mr. Augusti’s performance as well as general business conditions at the Company. In connection with his Employment Agreement, the board of directors granted to Mr. Augusti new hire equity awards having an aggregate value of $1,200,000, including incentive stock options and restricted stock. Specifically, the board of directors granted to Mr. Augusti an incentive stock option to purchase shares of our common stock having a Black Scholes value of $800,000 (the “New Hire Option Grant”) under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”). The New Hire Option Grant vested with respect to 25% of the total number of shares on December 2, 2017 with the remainder vesting in equal monthly installments over the following three years, subject to Mr. Augusti’s continued employment with the Company and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form incentive stock option agreement. The board of directors also granted to Mr. Augusti a restricted stock award for 44,750 shares of our common stock (the “New Hire RSA Grant”) under the 2015 Plan. The New Hire RSA Grant vests in four equal installments on each 12 month anniversary of the grant date of December 2, 2017, subject to Mr. Augusti’s continued employment with the Company, and subject to the terms of the Augusti Employment Agreement, the 2015 Plan and the Company’s standard form restricted stock agreement. Under the Augusti Employment Agreement, Mr. Augusti was required to establish a residence in Massachusetts by August 1, 2017 and is eligible to receive up to $125,000 for reasonable expenses related to moving and maintaining a temporary residency in Massachusetts (collectively “Residency Expenses” as defined in the Augusti Employment Agreement). Mr. Augusti is also eligible to participate in all of our customary employee benefit plans or programs generally available to our full-time employees and/or executive officers.

The Augusti Employment Agreement further provides that, in the event Mr. Augusti’s employment is terminated (i) after November 14, 2016 and (ii) by Mr. Augusti for Good Reason or by the Company other than for Cause (collectively a “Qualifying Termination”; where “Good Reason” and “Cause” are defined in the Augusti Employment Agreement), then Mr. Augusti will be eligible to receive severance pay in the form of continuation of his base salary on our standard payroll dates for (x) 18 months following the termination date if the termination occurs during the period between three months before or 24 months following a Change in Control Transaction (“Change of Control Period”; where “Change in Control Transaction” is defined in the Augusti Employment Agreement) or (y) 12 months following the termination date if the termination occurs outside the Change of Control Period. Mr. Augusti will additionally be eligible for a payment in an amount equal to a multiple of 1.5 times the Target Bonus (as defined in the Augusti Employment Agreement) if he is subject to a Qualifying Termination during a Change of Control Period or an amount equal to 1 times the Target Bonus if he is subject to a Qualifying Termination outside of a Change of Control Period and after November 14, 2016. Upon a Qualifying Termination, Mr. Augusti will also be eligible to receive a continuation of group health insurance coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) with the cost of such benefits to be shared in the same relative proportion by the Company and Mr. Augusti as in effect on the date of termination. If Mr. Augusti is subject to a Qualifying Termination during a Change of Control Period, Mr. Augusti shall also be eligible for full vesting of any outstanding unvested equity grants. The Augusti Employment Agreement further provides that if Mr. Augusti is subject to a termination of employment that is not a Qualifying Termination, including termination by the Company for Cause, voluntary resignation by Mr. Augusti, or termination due to Mr. Augusti’s death or disability, he shall only be entitled to Accrued Compensation (as defined in the Augusti Employment Agreement), unless termination occurs due to Mr. Augusti’s death or disability between the end of a calendar year and the Bonus Payment Date (as defined in the Augusti Employment Agreement), in which case Mr. Augusti will be paid any bonus he would have received for the prior calendar year had he remained an employee of the Company through the Bonus Payment Date. The Company’s obligation to provide severance benefits under the Augusti Employment Agreement are subject to execution by Mr. Augusti of a Release (as defined in the Augusti Employment Agreement), the expiration of any revocation period and Mr. Augusti’s compliance with post-employment obligations.

In February 2017, pursuant to the Augusti Employment Agreement, Mr. Augusti became eligible to receive an initial annual long-term incentive equity award with an aggregate value of $800,000 under the Company’s long-term incentive program. Pursuant to Company’s long-term incentive program, in May 2017, the board of directors granted 95,602 shares of restricted common stock to Mr. Augusti having an approximate Black Scholes value of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term RSA Grant”), and an incentive stock option to acquire 190,114 shares of the Company’s common stock having an approximate Black Scholes value of as of the date of grant of $500,000, calculated using the 60-day average closing price of the common stock on the date of grant (“Long Term Option Award”). The Long Term RSA Grant was granted under and subject to the terms of the 2015 Plan and vests in equal annual installments over a four (4) year period beginning on the first anniversary of the date of grant, or May 15, 2017, subject to Mr. Augusti’s continued employment on each applicable vesting date; and otherwise is subject to the terms of the Company’s standard form of restricted stock award agreement and the annual long-term incentive program. The Long Term Option Award was granted under and subject to the terms of the 2015 Plan, has an exercise price equal to the fair market value of the Company’s common stock on the date of grant, or May 15, 2017; vests in equal monthly installments over the four (4) years following the grant date, subject to Mr. Augusti’s continued employment with the Company on each applicable vesting date; and otherwise is subject to the terms as are set forth in the Company’s standard form of stock option agreement and the annual long-term incentive program.

On September 14, 2017, the Company and Mr. Augusti entered into a first amendment (the “Augusti First Amendment”) to the Augusti Employment Agreement, effective as of August 1, 2017. The Augusti Employment Agreement as amended by the Augusti First Amendment continues to require that Mr. Augusti establish his principal residency in Massachusetts. However, the Augusti First Amendment removes the requirement that such residency be established by August 1, 2017. In addition, the Augusti First Amendment provides that, beginning August 2, 2017, the Company will reimburse Mr. Augusti for up to $25,000 per calendar quarter for moving and commuting expenses as well as other costs incurred by Mr. Augusti or his immediate family in traveling to and from his residence in North Carolina to his temporary residence in Massachusetts (“Residency and Travel Expenses”), until either Mr. Augusti establishes a principal residence in Massachusetts or the Board of Directors determines in its sole discretion that the payment of such expenses is no longer required. Additionally, the Augusti First Amendment conforms the original terms of Mr. Augusti’s annual long-term incentive award entitlement to the terms of the grant made to Mr. Augusti by the Company’s Board of Directors in May 2017.

On July 31, 2018, we entered into a second amendment to the Augusti Employment Agreement (the “Augusti Second Amendment”). The Augusti Second Amendment is effective as of July 31, 2018 and provides clarifications and addresses inconsistencies between the Augusti Employment Agreement and the employment agreements we have with other executive officers. The Augusti Second Amendment provides that, upon a Qualifying Termination of Mr. Augusti’s employment outside of the Change of Control Period, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following a Qualifying Termination. The Augusti Second Amendment further provides that, upon a termination due to death or disability, vesting of any outstanding unvested equity grants, if any, shall be accelerated in a number of shares that would have become vested if his employment continued for 12 months following such termination. For clarification on bonus payments due upon termination, the Augusti Second Amendment provides that, upon a Qualifying Termination that occurs within the Change of Control Period, the Company will pay Mr. Augusti the greater of (a) the bonus accrued by the Company for Mr. Augusti for the calendar year that is prior to the year in which the Qualifying Termination occurs, unless an annual bonus was already paid for that prior year, and a bonus of 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs or (b) an amount equal to 1.5 times his annual target bonus of 75% of his base salary based upon achievement of both corporate and individual goals as determined by the Board. The Augusti Second Amendment further provides that, upon a Qualifying Termination of his employment that occurs outside the Change of Control Period, we will pay Mr. Augusti the bonus accrued for the year prior to a Qualifying Termination, unless an annual bonus was already paid for that prior year, and an amount equal to 75% of Mr. Augusti’s base salary for the calendar year in which the Qualifying Termination occurs. The Augusti Second Amendment further provides that, upon a termination due to his death, we will pay a continuation of base salary for 12 months following such termination. The Augusti Second Amendment further clarifies that, upon a Qualifying Termination, we will pay the premiums, including any employee portion, for Mr. Augusti’s timely election of benefits under COBRA, provided Mr. Augusti remains eligible for COBRA. Lastly, the Augusti Second Amendment increases the amount of paid time off that Mr. Augusti may accrue per year from four to five weeks, consistent with other executive officers.

On March 6, 2019, we entered into a third amendment to the amended and restated employment agreement with Mark Augusti, our Chief Executive Officer, (the “Augusti Third Amendment”). The Augusti Third Amendment provides that, as of March 31, 2019, the reimbursement of up to $25,000 per calendar quarter for Residency and Travel Expenses (as defined in the Augusti Third Amendment) will cease. In recognition that the reimbursement of Residency and Travel Expenses is and has been taxable compensation to Mr. Augusti, under the Augusti Third Amendment, we have agreed to pay Mr. Augusti $100,000 as an amount intended to cover taxes paid and to be paid by him resulting from receipt of Residency and Travel Expense payments from August 2, 2017 through March 31, 2019. Beginning April 1, 2019, the Augusti Third Amendment provides that we will pay Mr. Augusti a fixed amount of $41,666.50 per quarter with the intention that he will receive a net amount of approximately $25,000 on an after-tax basis to use for his travel and residency expenses, until the earlier of: (i) the establishment of Mr. Augusti’s principal residence in Massachusetts or (ii) a determination by the Board of Directors in its sole discretion that the payment of such Residency and Travel Expenses is no longer required.

Paul Weiner

On May 21, 2015, we entered into an amended and restated employment agreement with Mr. Weiner (the “Weiner Employment Agreement”). Pursuant to the terms of the Weiner Employment Agreement, Mr. Weiner receives an annual base salary that was initially $330,000 and is, thereafter, subject to increase from time to time as determined by the board of directors, and Mr. Weiner is eligible to receive a year-end bonus at the discretion of and subject to terms determined by the board of directors, including, without limitation, incentive targets, goals and/or milestones. The Weiner Employment Agreement further provides that, in the event Mr. Weiner’s employment is terminated by Mr. Weiner as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Weiner Employment Agreement), then Mr. Weiner will be eligible to receive for a “Severance Period” of (i) 12 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Weiner Employment Agreement) or (ii) 6 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of his base salary on our standard payroll dates and (b) continuation of his coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Mr. Weiner will also receive any Bonus (as defined in the Weiner Employment Agreement) due upon a Qualifying Termination. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as defined in the Weiner Employment Agreement), to the extent that the Company has previously paid Mr. Weiner a Bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Weiner continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Mr. Weiner’s estate a lump sum amount equal to his base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Mr. Weiner shall only be entitled to Accrued Compensation (as defined in the Weiner Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested. Mr. Weiner’s right to payments following a Qualifying Termination is subject to his execution of a Release (as defined in the Weiner Employment Agreement), the expiration of any revocation period and Mr. Weiner’s continued compliance with the terms of his Confidentiality, Inventions Assignment and Non-Competition Agreement.

In June 2016, we entered into a retention agreement with Mr. Weiner that provided for certain retention benefits from the effective date of that agreement until the one-year anniversary of the hiring of our President and Chief Executive Officer, Mark Augusti and amended the Weiner Employment Agreement. The retention agreement provided, among other things, a grant of stock having an aggregate value equal to one-year of the executive’s base salary as of the date of grant on August 15, 2016, using the average of the closing trading price of the Company’s common stock during the period from and including May 18, 2016 to August 15, 2016, which vested in full on November 14, 2017. The retention agreement also provides for accelerated vesting of all equity grants and awards, including, without limitation, Bonuses (as defined in the Weiner Employment Agreement), when the Weiner Employment Agreement provides for accelerated vesting.

On March 9, 2018, we entered into a second amendment (“Second Weiner Amendment”, the retention agreement being the first amendment) of the Weiner Employment Agreement with Mr. Weiner providing clarification that upon a Qualifying Termination, the Company will pay the executive (i) any bonus that we have accrued or that has been approved by the board of directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the board of directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. In addition, the Second Weiner Amendment requires that upon a Qualifying Termination, Disability Termination or Death Termination, any unvested equity grants shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Mr. Weiner continued as an employee for an additional period equal to the Severance Period.

On May 3, 2018, we entered into a third amendment (“Third Weiner Amendment”) of the Weiner Employment Agreement with Mr. Weiner providing that upon a Qualifying Termination, the Company will pay the executive (i) any bonus accrued by the Company for the year prior to such termination, unless already paid, and (ii) if the Qualifying Termination occurs during a Change of Control Period, a bonus of 50% of Mr. Weiner’s base salary.

Patricia Davis

On March 14, 2018, we entered into an employment agreement with Ms. Davis (the “Davis Employment Agreement”). Pursuant to the terms of the Davis Employment Agreement, Ms. Davis receives an annual base salary that was initially $325,000 and is, thereafter, subject to increase from time to time as determined by the board of directors, and Ms. Davis is eligible to receive a year-end bonus of 40% of her base salary at the discretion of and subject to terms determined by the board of directors, including, without limitation, incentive targets, goals and/or milestones. On March 14, 2018, pursuant to her employment agreement, the board granted to Ms. Davis an incentive stock option to purchase shares of the Company’s common stock having a Black Scholes value of approximately $125,000 (the “Davis Option Grant”) under our 2015 Plan. The Davis Option Grant vests with respect to 25% of the shares on the first anniversary of the vesting start date, or March 5, 2018, and ratably on a monthly basis thereafter over the following three years. In connection with her employment agreement, the board also granted to Ms. Davis a restricted stock award having a Black Scholes value of approximately $125,000, or 70,561 shares of the Company’s common stock, under our 2015 Plan with such shares vesting in four equal installments on each anniversary of the vesting start date, or March 5, 2018 (the “Davis RSA Award”). The Davis Option Grant and Davis RSA Award are subject to Ms. Davis’ continued service to the Company and are subject to her written employment agreement with the Company in effect as of the grant date, the 2015 Plan and the Company’s standard form incentive stock option agreement and restricted stock agreement, respectively.

The Davis Employment Agreement further provides that, in the event Ms. Davis’ employment is terminated by Ms. Davis as a Termination for Good Reason or by the Company as a Termination Other than for Cause (collectively a “Qualifying Termination”; where “Termination for Good Reason” and “Termination Other than for Cause” are defined in the Davis Employment Agreement), then Ms. Davis will be eligible to receive for a “Severance Period” of (i) 12 months following the termination date if the termination occurs during the period between three months before or 12 months following a Change in Control (“Change of Control Period”; where “Change in Control” is defined in the Davis Employment Agreement) or (ii) 6 months following the termination date if the termination occurs outside the Change of Control Period, (a) severance pay in the form of continuation of her base salary on our standard payroll dates and (b) continuation of her coverage under the Company’s group health insurance plans (to the extent allowed by COBRA). Ms. Davis will also receive (i) any bonus accrued by the Company or approved by the board of directors for the year prior to such termination, unless already paid, and (ii) a bonus determined by the board of directors for the year in which such termination occurs, with all targets, goals, milestones and other contingencies deemed to have been met by the Company and the executive for such year. Upon a Qualifying Termination, a Disability Termination or a Death Termination (as

defined in the Davis Employment Agreement), to the extent that the Company has previously paid Ms. Davis a Bonus in the form of a stock option that is not fully vested as of the termination date, such stock option shall vest with respect to an additional number of shares equal to that number of shares that would have become vested had Ms. Davis continued as an employee for an additional period equal to the Severance Period. Upon a Death Termination, the Company will pay Ms. Davis’ estate a lump sum amount equal to her base salary for the Severance Period. Except as otherwise noted, upon a Disability Termination, Death Termination, a Voluntary Termination or a Termination for Cause, Ms. Davis shall only be entitled to Accrued Compensation (as defined in the Davis Employment Agreement). Upon a Qualifying Termination during a Change of Control Period, any unvested equity awards will become fully vested. Benefits following a Qualifying Termination are subject to execution by Ms. Davis of a Release (as defined in the Davis Employment Agreement), the expiration of any revocation period and Ms. Davis’ continued compliance with the terms of her Confidentiality, Inventions Assignment and Non-Competition Agreement.

On May 3, 2018, we entered into a first amendment (“First Davis Amendment”) of the Davis Employment Agreement with Ms. Davis providing that upon a Qualifying Termination, the Company will pay the executive (i) any bonus accrued by the Company for the year prior to such termination, unless already paid, and (ii) if the Qualifying Termination occurs during a Change of Control Period, a bonus of 40% of Ms. Davis’ base salary.

Potential Payments upon Termination or Change in Control Transaction

Each of our named executive officers will be entitled to severance payments if his or her employment is terminated under specified circumstances.

Stock Option and Other Compensation Plans

2004 Stock Option Plan

Our 2004 Stock Option Plan, or 2004 Plan, was adopted by our board of directors and approved by our stockholders in June 2004. Our 2004 Plan was amended in October 2005, August 2007, May 2008 and September 2009. A maximum of 3,792,943 shares of common stock was authorized for issuance under the 2004 Plan.

The 2004 Plan is administered by our board of directors. The 2004 Plan provided for the grant of incentive stock options and nonqualified stock options. Our employees, directors and consultants, and employees, directors and consultants of our parent or subsidiary corporations, were eligible to receive awards under the 2004 Plan. However, incentive stock options could only be granted to employees. The terms of awards are set forth in the applicable award agreements.

Awards under the 2004 Plan are subject to appropriate adjustments in the event of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification with respect to our stock.

Upon a merger of our company with or into another corporation or sale of all or substantially all of our assets, in addition to any rights provided in an applicable award agreement:

•	all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the successor corporation or a parent or subsidiary thereof; and
•	if not assumed or substituted, all outstanding awards will become exercisable in full for a period of 15 days following our notice to a participant, and any unexercised options will terminate upon expiration of such 15-day period.

Upon a liquidation or dissolution, we must notify participants at least 30 days prior to such action, and all outstanding awards will terminate immediately prior to the consummation of such liquidation or dissolution, unless previously exercised by the participant.

With participant consent, our board of directors may modify or amend, or defer the exercise date of, any awards under the 2004 Plan. Subject to applicable stockholder approval requirements, our board of directors may amend or alter the 2004 Plan at any time, except that no amendment or alteration may adversely affect outstanding awards without participant consent except as expressly permitted under the 2004 Plan.

Effective upon the adoption of our 2011 stock option/stock issuance plan, or 2011 Plan, we ceased making awards under the 2004 Plan. Following the adoption of our 2011 Plan, any shares of common stock subject to awards originally granted under the 2004 Plan that expired, terminated, or were otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued were available for issuance under the 2011 Plan.

As of December 31, 2018, there were options to purchase an aggregate of 343,472 shares of common stock outstanding under the 2004 Plan at a weighted-average exercise price of $4.18 per share. Following the adoption of our 2015 Plan any shares of common stock subject to awards originally granted under the 2004 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.

2011 Stock Option Plan/Stock Issuance Plan

Our 2011 Plan was adopted by our board of directors in February 2011 and approved by our stockholders in March 2011. Our 2011 Plan was amended in March 2012 and July 2013. A maximum of 6,630,242 shares of our common stock are authorized for issuance under the 2011 Plan.

The 2011 Plan is administered by our board of directors and provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options and stock awards. However, incentive stock options may only be granted to our employees. The terms of awards are set forth in the applicable award agreements. Following the closing of initial public offering on July 7, 2015, we ceased granting options under the 2011 Plan.

Awards under the 2011 Plan are subject to appropriate adjustments in the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding common stock as a class without our receipt of consideration.

Upon a change of control, as defined in the 2011 Plan:

•	all outstanding option awards will become exercisable in full immediately prior to the effective date of the change of control, except to the extent such options are (1) assumed, or equivalent options substituted, by the successor corporation, or parent thereof, or otherwise continued in full force and effect pursuant to the terms of the change of control transaction, (2) replaced by a cash incentive program that provides for a subsequent payout of the spread existing on the unvested option shares as of the date of such change of control, to be paid in accordance with the same vesting schedule applicable to those unvested option shares, or (3) our board of directors subjects such acceleration to other limitations; and
•	all outstanding repurchase rights in favor of us with respect to shares of our common stock issued upon exercise of options or as stock awards shall terminate automatically, and such shares shall become vested, except to the extent (1) those repurchase rights are assigned to a successor corporation, or parent thereof, or otherwise continued in effect pursuant to the terms of the change of control transaction, (2) the property, including cash payments, issued with respect to the unvested shares are placed in escrow and released in accordance with the vesting schedule in effect for such shares, or (3) such accelerated vesting is precluded by other limitations imposed by our board of directors.

Our board of directors has the discretion, exercisable either at the time an award is granted or at any time while an award remains outstanding, to provide that such award will become fully vested upon the occurrence of a change of control or other specified event or the participant’s involuntary termination, as defined in the 2011 Plan, within a designated period following a specified event.

Subject to any applicable stockholder approval requirements pursuant to applicable laws and regulations, our board of directors may amend or terminate the 2011 Plan or any awards under the Plan in any or all respects, except that no amendment or termination may adversely affect the rights and obligations with respect to outstanding awards without participant consent. Our board of directors has the authority, with the consent of the affected participants, to cancel any or all outstanding options under the 2011 Plan and grant in substitution therefor new options covering the same or a different number of shares of our common stock.

As of December 31, 2018, there were options to purchase an aggregate of 1,599,670 shares of common stock outstanding under the 2011 Plan at a weighted-average exercise price of $7.76 per share. Following the adoption of our 2015 Plan, any shares of common stock subject to awards originally granted under the 2011 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will be available for issuance under the 2015 Plan, up to a specified number of shares.

2015 Stock Incentive Plan

Our board of directors adopted, and our stockholders approved, our 2015 Plan, which became effective in June 2015. The 2015 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2015 Plan are the sum of: (1) 2,000,000 shares of common stock; plus (2) 259,403 shares of our common stock reserved for issuance under the 2011 Plan and the number of shares of our common stock subject to outstanding awards under the 2011 Plan or under the 2004 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2016 and continuing until, and including, the fiscal year ending December 31, 2025, equal to the lesser of (a) 3,000,000 shares of our common stock, (b) 3% of the number of shares of our common stock outstanding on the first day of such fiscal year and (c) an amount determined by the Board.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2015 Plan. Incentive stock options, however, may only be granted to our employees.

Pursuant to the terms of the 2015 Plan, our board of directors (or a committee delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the exercise price of options and measurement price of stock appreciation rights, both of which must be at least equal to the fair market value of our common stock on the date of grant; and
•	the number of shares of our common stock subject to the terms of any restricted stock awards, restricted stock units or other stock-based awards and the terms and
•	conditions of such awards, including conditions for repurchase, issue price and repurchase price and performance conditions, if any.

If our board of directors delegates authority to an executive officer to grant awards under the 2015 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers, subject to any limitations under the 2015 Plan. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, which may include a formula by which the exercise price will be determined, and the maximum number of shares subject to awards that such executive officer may make.

Effect of Certain Changes in Capitalization

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

•	the number and class of securities available under the 2015 Plan;
•	the share counting rules under the 2015 Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;

•	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and
•	the share and per-share related provisions and the purchase price, if any, of each outstanding restricted stock unit award and each other stock-based award.

Effect of Certain Corporate Transactions

Upon a merger or other reorganization event, as defined in our 2015 Plan, our board of directors may, on such terms as our board determines, except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us, take any one or more of the following actions pursuant to the 2015 Plan as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation, or an affiliate thereof;
•	upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant, to the extent then exercisable;
•	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;
•	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or
•	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds, if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings.

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding award of restricted stock will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2015 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2015 Plan on or after June 30, 2025. Our board of directors may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of December 31, 2018, there were options to purchase an aggregate of 933,057 shares of common stock outstanding under the 2015 Plan at a weighted-average exercise price of $5.40 per share.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 50% of employee contributions up to the first 2.5% of the employee’s salary in total, subject to the statutorily prescribed limit and the match vests over a period of three years.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had three equity compensation plans, each of which were approved by our stockholders: the 2004 Plan, the 2011 Plan and the 2015 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,876,199	$6.57	1,572,828
Equity compensation plans not approved by security holders	—	—	—
Total	2,876,199	$6.57	1,572,828

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our Compensated Directors for the year ended December 31, 2018, with the exception of Mr. Augusti, who does not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.” Only the five Compensated Directors indicated below were entitled to receive compensation, including both cash and equity, for service on our board of directors for fiscal year 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(3)		Total ($)
Carrie Bienkowski(1)	16,667	81,230	(4)	97,897
Kenneth Fallon III	114,997	63,451	(5)	178,448
Philip W. Johnston	53,376	63,451	(6)	116,827
Bradley Langdale	81,000	63,451	(7)	144,451
Richard Meelia	67,081	63,451	(8)	130,531
Michael Milligan(2)	—	—		—
(1)	Carrie Bienkowski was elected to the board of directors on July 31, 2018.
(2)	Michael Milligan is associated with an institutional investor that, singularly or collectively with any affiliates, holds 1% or more of the outstanding common stock of the Company, and therefore is not considered a Compensated Director. As of December 31, 2018, this director did not hold any exercisable or unexercisable equity grants.
(3)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock-based awards granted during the year or in connection with the year’s performance, computed in accordance with the provisions of the ASC Topic 718. See Note M to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 9, 2018, regarding assumptions underlying the valuation of equity awards.
(4)	As of December 31, 2018, Ms. Bienkowski held 84,615 shares of restricted common stock under our 2015 Plan, of which shares will vest in full on the second anniversary of the grant date of July 31, 2018, and such vesting will accelerate in full upon a change of control.
(5)	As of December 31, 2018, Mr. Fallon held 45,648 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the earlier to occur of the 2019 annual meeting of stockholders or the first anniversary of grant date of May 7, 2018 and such vesting will accelerate in full upon a change of control. He also held stock options to purchase an aggregate of 112,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2018.
(6)	As of December 31, 2018, Mr. Johnston held 45,648 shares of restricted common stock under out 2015 Plan, of which shares will vest in full on the earlier to occur of the 2019 annual meeting of stockholders or the first anniversary of the grant date of May 7, 2018 and such vesting will accelerate in full upon a change of control. He also held 42,065 shares of restricted common stock under our 2015 Plan, of which shares will vest in full on the second anniversary of the grant date of May 15, 2017, and such vesting will accelerate in full upon a change of control.
(7)	As of December 31, 2018, Mr. Langdale held 45,648 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the earlier to occur of the 2019 annual meeting of stockholders or on the first anniversary of the grant date of May 7, 2018 and such vesting will accelerate in full upon a change of control. He also held stock options to purchase an aggregate of 112,500 shares of our common stock, of which all shares were vested and exercisable as of December 31, 2018.
(8)	As of December 31, 2018, Mr. Meelia held 45,648 shares of restricted common stock under our 2015 Plan, all of which shares will vest in full on the earlier to occur of the 2019 annual meeting of stockholders or on the first anniversary of the grant date of May 7, 2018 and such vesting will accelerate in full upon a change of control.

Director Compensation Arrangements

For the period extending from the 2018 Annual Meeting of Stockholders to the 2019 Annual Meeting of Stockholders, our board approved compensation for Carrie Bienkowski, Kenneth Fallon III, Philip W. Johnston, Bradley Langdale and Richard Meelia (each a “Compensated Director”), which excluded our non-employee director who is associated with an institutional investor that, singularly or collectively with any affiliates, holds 1% or more of the outstanding common stock of the Company. Our board, based on the recommendations of our compensation committee, evaluates and approves the compensation of our directors annually, and used the following compensation scheme to compensate our Compensated Directors in 2018:

•	each new Compensated Director received an initial grant under our 2015 Plan equal to such number of shares of our restricted common stock as is equal to $110,000 divided by the per share average closing price of the Common Stock for the 60 calendar days immediately preceding the date of such grant;
•	each Compensated Director had served on our board of directors for at least six months and received an annual grant under our 2015 Plan equal to such number of shares of our restricted common stock as is equal to $66,000 divided by the per share average closing price of our common stock on the date of the board meeting after the Annual Meeting of Stockholders;
•	each Compensated Director receives an annual cash fee of $50,000, except that the Chairman of our board of directors receives an annual cash fee of $100,000 for serving in such capacity;
•	each Compensated Director who is a member of the audit committee receives an additional annual cash fee of $10,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $20,000 for serving in such capacity;
•	each Compensated Director who is a member of the compensation committee receives an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $11,000 for serving in such capacity;
•	each Compensated Director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $5,000 for service on such committee, except that the chair of such committee receives an annual cash fee of $10,000 for serving in such capacity; and
•	each Compensated Director who is a member of any other committee of our board of directors that may be established from time to time by our board of directors receives an additional cash fee of $5,000 for serving on such committee.

Unless otherwise provided at the time of grant, subject to the Compensated Director’s continued service as a director, the initial grant of our restricted common stock referred to in the first bullet above vests with respect to 100% of the shares upon the two year anniversary of the grant date, and each annual grant of our restricted common stock referred to in the second bullet point above vests with respect to 100% of the shares upon the earlier of the first anniversary of the grant date or the date of the first annual meeting of stockholders after the grant date. In the case of each of such initial grants and such annual grants, in the event of a change in control, the vesting schedule of the shares subject to each grant will accelerate in full.

Each annual cash fee is payable in arrears in twelve equal monthly installments. The amount of each payment is prorated for any portion of a month that a director is not serving on our board or committee, as applicable.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves, subject to our company travel and expense policy.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Conformis, Inc. has reviewed Conformis’ audited financial statements for the fiscal year ended December 31, 2018 and discussed them with Conformis’ management and Grant Thornton LLP, Conformis’ independent registered public accounting firm.

The audit committee has received from, and discussed with, Grant Thornton LLP various communications that Grant Thornton LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Conformis’ independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Conformis’ board of directors that the audited financial statements referred to above be included in Conformis’ Annual Report on Form 10-K for the year ended December 31, 2018.

By the audit committee of the board of directors of Conformis, Inc.

Bradley Langdale
Richard Meelia
Michael Milligan

Audit Fees and Services

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, for each of the last two fiscal years.

Fee Category	2018	2017
Audit Fees(1)	$426,133	$612,324
Audit-Related Fees(2)	—	—
Tax Fees(3)	48,336	28,090
All Other Fees(4)	4,900	11,619
Total Fees	$479,369	$652,033
(1)	This category includes fees for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, reviews over quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, ATM and secondary offering comfort letters, fees related to the registration statements on Form S-3 and S-8.
(2)	This category relates to assurance and related services rendered by Grant Thornton LLP. There were no audit-related fees rendered for 2018 and 2017.
(3)	This category consists of fees for provisional services rendered by Grant Thornton LLP for tax compliance services for 2018 and 2017.
(4)	This category consists of fess for professional services rendered by Grant Thornton LLP for use of the Grant Thornton LLP portal and administrative fees.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class I Directors

In accordance with the terms of our restated certificate of incorporation and amended and restated by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of Stockholders in the year in which their term expires. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Mark Augusti, Carrie Bienkowski and Richard Meelia are current class I directors whose terms expire at the Annual Meeting. The board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Ms. Bienkowski and Messrs. Augusti and Meelia for election as class I directors, each to hold office until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until their earlier death, resignation or removal.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Mark Augusti, Carrie Bienkowski and Richard Meelia to three-year terms ending in 2022, each such nominee to hold office until their successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for any or all of the nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated their willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: Approval of the 2019 Sales Team Performance-Based Equity Incentive Plan

Why We Are Requesting Stockholder Approval of the 2019 Sales Team Performance-Based Equity Incentive Plan

We are asking stockholders to approve the Conformis, Inc. 2019 Sales Team Performance-Based Equity Incentive Plan, which we refer to as the 2019 Sales Team Plan. Our Board of Directors believes that our success depends, in large part, on our ability to attract, retain and motivate persons who are expected to make important contributions to our sales efforts by providing such persons with performance-based equity incentives that align the interests of the sales team members with the interests of our stockholders.

One of our key strategies is to expand our sales efforts to drive adoption of our products, which depends in large measure on our direct and independent sales representatives, including those representatives that distribute our products on our behalf. Accordingly, we believe that we must motivate and retain our current sales representatives and attract new, experienced and highly-qualified sales representatives. We believe that providing our sales representatives with performance-based equity incentives will help us to increase sales and drive adoption of our products in a manner that better aligns our sales team’s interests with our stockholders. However, we do not currently have a sufficient number of shares available under our existing 2015 Stock Incentive Plan to use for this purpose.

Accordingly, we are asking our stockholders to approve the 2019 Sales Team Plan under which we may only grant equity awards to sales representatives who are Company employees or to independent sales agents. In addition, the grant, vesting or exercisability of each award granted under the 2019 Sales Team Plan must be subject to the achievement of performance metrics. No officers—specifically, no employees holding the title of vice president or above (with the exception of sales employees having the title of area vice president)—or non-employee directors are eligible to receive awards under the 2019 Sales Team Plan. If stockholders approve the 2019 Sales Team Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made to direct and indirect sales team members under the 2019 Sales Team Plan for up to 3,000,000 shares of our common stock.

If stockholders approve the 2019 Sales Team Plan, we intend to grant equity awards to our sales team members under such plan, and we will continue to grant equity awards to our other employees, officers and non-employee directors under our 2015 Stock Incentive Plan, which is discussed on page 26. If the stockholders do not approve the 2019 Sales Team Plan, we will continue to be able to grant equity awards to our employees, advisors, consultants and non-employee directors under the 2015 Stock Incentive Plan. However, we believe we will not have sufficient shares available under that plan to offer our sales representatives and sales agents competitive, motivating awards. Accordingly, our Board of Directors believes adoption of the 2019 Sales Team Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2019 Sales Team Plan.

Highlights of the 2019 Sales Team Plan

Only sales team members may receive awards. Only employees who are sales representatives or consultants or advisors who are sales agents (including sales team members who distribute our products on our behalf) are eligible to receive awards under the 2019 Sales Team Plan.
Officers and directors not eligible to receive awards. No officers (with the exception of area vice presidents) or non-employee directors may receive awards under the 2019 Sales Team Plan.
All awards performance-based. The grant, vesting, or exercisability of each award granted under the 2019 Sales Team Plan must be subject to the achievement of performance metrics as specified in the plan.
No liberal share recycling. The 2019 Sales Team Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.
No Repricing of Awards. The 2019 Sales Team Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
No Reload Options or SARs. No options or SARs granted under the 2019 Sales Team Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Sales Team Plan may provide for the payment or accrual of dividend equivalents.
Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2019 Sales Team Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
Administered by an Independent Committee. The 2019 Sales Team Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Description of the 2019 Sales Team Plan

The following is a brief summary of the 2019 Sales Team Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2019 Sales Team Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2019 Sales Team Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2019 Sales Team Plan (any or all of which awards may be in the form of incentive stock options) for up to 3,000,000 shares of our common stock.

For purposes of counting the number of shares available for the grant of awards under the 2019 Sales Team Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards under the 2019 Sales Team Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Sales Team Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Sales Team Plan.

Shares covered by awards under the 2019 Sales Team Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2019 Sales Team Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the 2019 Sales Team Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Sales Team Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Sales Team Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Sales Team Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Sales Team Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Sales Team Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2019 Sales Team Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Sales Team Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2019 Sales Team Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Sales Team Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2019 Sales Team Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2019 Sales Team Plan) and grant in substitution therefor new awards under the 2019 Sales Team Plan covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2019 Sales Team Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the 2019 Sales Team Plan, our Board of Directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our

Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Sales Team Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our common stock as provided in the award agreement, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards. Under the 2019 Sales Team Plan, the Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board of Directors will specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) sales, sales growth, earnings growth or market share, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) pre-tax income or after-tax income, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.

Eligibility to Receive Awards

All of our employees who are sales representatives and all of our consultants and advisors who are sales agents, including those sales team members who distribute our products on our behalf, are eligible to receive awards under the 2019 Sales Team Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. No employee holding the title of vice president or above (other than area vice presidents), nor any non-employee director of the Company, is eligible to receive an award under the 2019 Sales Team Plan.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2019 Sales Team Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2019 Sales Team Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of December 31, 2018, approximately 261 persons were eligible to receive awards under the 2019 Sales Team Plan. None of the Company’s executive officers and none of the Company’s non-employee directors are eligible to receive awards under the 2019 Sales Team Plan. The granting of awards under the 2019 Sales Team Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 14, 2019, reported sale price of the Company common stock on the Nasdaq was $1.48.

Administration

The 2019 Sales Team Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Sales Team Plan that it deems advisable and to construe and interpret the provisions of the 2019 Sales Team Plan and any award agreements entered into under the 2019 Sales Team Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Sales Team Plan or any award. All actions and decisions by our Board of Directors with respect to the 2019 Sales Team Plan and any awards made under the 2019 Sales Team Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2019 Sales Team Plan or in any award.

Pursuant to the terms of the 2019 Sales Team Plan, our Board of Directors may delegate any or all of its powers under the 2019 Sales Team Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2019 Sales Team Plan.

Subject to any applicable limitations contained in the 2019 Sales Team Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards. Notwithstanding the foregoing, the grant, vesting or exercisability of each award granted under the 2019 Sales Team Plan must be subject to the achievement of performance metrics.

Each award under the 2019 Sales Team Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2019 Sales Team Plan, (ii) the share counting rules set forth in the 2019 Sales Team Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Sales Team Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2019 Sales Team Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2019 Sales Team Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Sales Team Plan or the change is otherwise permitted under the terms of the 2019 Sales Team Plan in connection with a change in capitalization or reorganization event.

Reorganization Events

The 2019 Sales Team Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2019 Sales Team Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2019 Sales Team Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board of Directors may establish one or more sub-plans under the 2019 Sales Team Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2019 Sales Team Plan containing any limitations on the Board of Director’s discretion under the 2019 Sales Team Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Sales Team Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2019 Sales Team Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

Our Board of Directors may amend, suspend or terminate the 2019 Sales Team Plan or any portion of the 2019 Sales Team Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2019 Sales Team Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Sales Team Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Sales Team Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the

2019 Sales Team Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Sales Team Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the 2019 Sales Team Plan, the 2019 Sales Team Plan will not go into effect, and the Company will not grant any awards under the 2019 Sales Team Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company to motivate our sales team.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Sales Team Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2019 Sales Team Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CONFORMIS, INC. 2019 SALES TEAM PERFORMANCE-BASED EQUITY INCENTIVE PLAN.

Proposal 3: To Ratify the Selection of Grant Thornton LLP as Conformis’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019

The audit committee of our board of directors has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Grant Thornton LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2008. Although stockholder ratification of the selection of Grant Thornton LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CONFORMIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 14, 2019 by:

•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 67,914,678 shares of our common stock outstanding as of March 14, 2019. The information set forth in the columns entitled “Shares Beneficially Owned” do not give effect to the issuance of any additional shares issuable upon exercise of outstanding options or warrants as of March 14, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 14, 2019, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name and Address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders Archon Capital Management LLC(1) Constantinos Christofilis Strategos Fund L.P. 1100 19th Avenue E Seattle, WA 98112	8,170,455	12.03%

Renaissance Technologies LLC(2) Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	3,656,246	5.38%

aeris CAPITAL Archer L.P.(3) c/o Avalon Trust & Corporate Services, Ltd. Landmark Sq, 1st Floor 64 Earth Close, PO Box 715 Grand Cayman, KY1-1107, Cayman Islands SGR Sagittarius Holding AG Brügglistrasse 2 8852 Altendorf, Switzerland	3,392,626	5.00%

Name and Address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named Executive Officers and Directors
Mark Augusti(4)	363,755
Paul Weiner(5)	418,274	*
Patricia Davis(6)	69,344	*
Carrie Bienkowski	—	—
Kenneth Fallon III(7)	187,403	*
Philip Johnston(8)	45,648	*
Brad Langdale(9)	179,452	*
Richard Meelia(10)	93,569	*
Michael Milligan(11)	937,500	1.38%
	4,549,612	3.38%
*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)	Based solely on information provided in a Schedule 13G/A filed on December 20, 2018 and a subsequent Form 4 filed on January 4, 2019 which were filed jointly by Archon Capital Management LLC, a Washington limited liability company, Strategos Fund, L.P., a Delaware limited partnership, and Constantinos Christofilis. Archon Capital Management LLC is the General Partner (the “General Partner”) and investment adviser of investment funds, including Strategos Fund, L.P. (the “Partnership”). Mr. Christofilis is the control person of the General Partner. The General Partner and Mr. Christofilis each reported shared voting and dispositive power of 8,170,455 shares of common stock held. The Partnership reported shared voting and dispositive power of 5,090,996 shares of common stock held. Voting and investment power over the shares held by the General Partner is exercised by the managing member of the General Partner, Constantinos Christofilis. Voting and investment power over the shares held by the Partnership is exercised by the General Partner., and such managing member, Constantinos Christofilis, whom may be deemed to share voting and investment power over the shares held by Partnership, and whom disclaims beneficial ownership of the shares held by the Partnership, except to the extent of any pecuniary interest therein. Each of the General Partner, the Partnership and Mr. Christofilis also disclaims beneficial ownership of the shares held except to the extent of their pecuniary interest therein.
(2)	Based solely on information provided in a Schedule 13G filed jointly by Renaissance Technologies LLC, a Delaware limited liability company (“RTC”), and Renaissance Technologies Holdings Corporation, a Delaware corporation (“RTCH”), on February 12, 2019. RTC and RTCH reported sole voting and dispositive power of 3,278,946 shares and shared dispositive power of 377,300 shares. RTCH reported a majority ownership of RTC. RTC further reported that certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of securities which are the subject of the joint Schedule 13G filing.
(3)	Based solely on information provided in a Schedule 13G/A filed jointly by aeris CAPITAL Archer L.P. (“aeris”) and SGR Sagittarius Holding AG (“SGR”) on February 1, 2019. aeris reported sole voting and dispositive power of 1,480,349 shares of common stock. SGR reported sole voting and dispositive power of 1,912,277 shares of common stock held. Voting and investment power over the shares held by SGR is exercised by the Board of Directors of SGR, Bernd Kammerlander and Manuel Werder. Voting and investment power over the shares held by aeris is exercised by the Board of Directors of aeris CAPITAL Archer Ltd., its general partner, and such Board of Directors is comprised of Ralph Woodford, whom may be deemed to share voting and investment power over the shares held by aeris, and whom disclaims beneficial ownership of the shares held by aeris, except to the extent of any pecuniary interest therein. SGR disclaims beneficial ownership of the shares held by aeris and aeris disclaims beneficial ownership of the shares held by Sagittarius Holding AG.
(4)	Consists of (a) 363,755 shares of common stock, including 82,996 shares of restricted common stock and (b) 183,952 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 14, 2019.
(5)	Consists of (a) 418,274 shares of common stock, including 41,498 shares of restricted common stock and (b) 299,400 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 14, 2019.
(6)	Consists of (a) 69,344 shares of common stock, including 19,452 shares of restricted common stock and (b) 38,518 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 14, 2019.
(7)	Consists of (a) 187,403 shares of common stock, including 45,648 shares of restricted common stock and (b) 112,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 14, 2019.
(8)	Consists of (a) 45,648 shares of restricted common stock.
(9)	Consists of (a) 179,452 shares of common stock, including 45,648 shares of restricted common stock and (b) 112,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 14, 2019.
(10)	Consists of 93,569 shares of common stock held by Mr. Meelia, including 45,648 shares of restricted common stock and 26,888 shares of common stock held by The Richard J. Meelia 1997 Revocable Trust (the “Meelia Trust”) for which Mr. Meelia is the Trustee and his immediate family members are beneficiaries. Mr. Meelia disclaims beneficial ownership of the shares held by the Meelia Trust, except to the extent of any pecuniary interest therein.
(11)	The shares are directly held by NewtrAx LLC, which is indirectly controlled by Lexa International Corporation. The Reporting Person is affiliated with NewtrAx LLC and disclaims beneficial ownership of all shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2018, except that Patricia Davis did not timely file a Form 3 and a Form 4 with respect to equity awards on March 14, 2018 which were each submitted on March 20, 2018; and Mark Augusti did not timely file a Form 4 with respect to one transaction on December 4, 2018 which was submitted on December 7, 2018.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. We have also retained MacKenzie Partners Inc. to aid in soliciting votes for the Annual Meeting for a fee not to exceed $9,500 plus reasonable expenses.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2018 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to you if you write or call us at Conformis, Inc., 600 Technology Park Drive, Billerica, MA 01821, Attention: General Counsel, or by calling (781) 345-9001. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 600 Technology Park Drive, Billerica, MA 01821, Attention: General Counsel, no later than November 16, 2019, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2020 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than December 31, 2019, and no later than January 30, 2020, provided that if the date of the 2020 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2020 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2020 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

Appendix A

Conformis, Inc.

2019 SALES TEAM PERFORMANCE-BASED EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2019 Sales Team Performance-Based Equity Incentive Plan (the “Plan”) of Conformis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company’s sales efforts by providing such persons with equity ownership opportunities with the use of performance-based equity incentives that are intended to align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility; Solely Performance Awards

(a)   Eligible Participants. Sales representatives who are employees or consultants or advisors who are sales agents of the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. No (i) employee holding the title of Vice President or above (with the exception of sales employees having the title Area Vice Presidents (or a successor title)) or (ii) non-employee director may receive an Award under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.”

(b)   Types of Awards. The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. Notwithstanding anything to the contrary in the Plan, the grant, vesting or exercisability of each Award granted under the Plan must be subject to the achievement of performance metrics as specified in Section 9 hereof.

3.	Administration and Delegation

(a)   Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)   Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)   Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted.

4.	Stock Available for Awards; Share Counting

(a)   Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 3,000,000 shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”). Any or all of such Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

      (1)   all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (A) SARs that may be settled only in cash shall not be so counted and (B) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

      (2)   to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

      (3)   if any Award (A) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (i) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (ii) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (iii) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

      (4)   shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

      (5)   shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

5.	Stock Options.

(a)   General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)   Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Conformis, Inc., any of Conformis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the

Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

      (1)   if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or

      (2)   if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or

      (3)   if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)   Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)   Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)   Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

      (1)   in cash or by check, payable to the order of the Company;

      (2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

      (3)   to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

      (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

      (5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

      (6)   by any combination of the above permitted forms of payment.

(g)   Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)   No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)   No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a)   General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)   Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)   Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)   Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)   Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f)   No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)   No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; RSUs

(a)   General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b)   Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)   Additional Provisions Relating to Restricted Stock.

      (1)   Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

      (2)   Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)   Additional Provisions Relating to RSUs.

      (1)   Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

      (2)   Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

      (3)   Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based and Cash-Based Awards

(a)   General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property

(“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)   Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)   Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.

(a)   Grants. Awards under the Plan shall be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)   Performance Measures. The Board shall specify that the degree of granting, vesting and/or payout of any Performance Award is subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) sales, sales growth, earnings growth or market share, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) pre-tax income or after-tax income, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)   Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

      (1)   Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

      (2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock.

            (A)   In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

            (B)   Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

            (C)   For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

      (3)   Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a)   Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the

Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)   Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)   Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)   Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f)   Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)   Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a)   No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)   Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)   Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)   Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)   Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)   Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

CONFORMIS, INC.
600 TECHNOLOGY PARK DRIVE
BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/28/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/28/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Mark Augusti 02) Carrie Bienkowski 03) Richard Meelia

The Board of Directors recommends you vote FORproposals 2 and 3:

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000407106_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

CONFORMIS, INC.
Annual Meeting of Stockholders
April 29, 2019 4:30 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Augusti, Paul Weiner and Patricia Davis, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONFORMIS, INC. that the stockholder(s) is/are entitled to vote at this Annual Meeting of Stockholders to be held at 4:30 PM, Eastern time, on Monday, April 29, 2019, at the offices of Conformis, Inc., 600 Technology Park Drive, Billerica, Massachusetts 01821, United States, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000407106_2 R1.0.1.18